UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2012

Hercules Technology Growth Capital, Inc.

(Exact name of registrant as specified in its charter)

Maryland	814-00702	74-3113410
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

400 Hamilton Ave., Suite 310 Palo Alto, CA	94301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 289-3060

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 24, 2012, Hercules Technology Growth Capital, Inc. (the “Company”) and U.S. Bank, N.A. (the “Trustee”), entered into the Second Supplemental Indenture, dated as of September 24, 2012 (the “Second Supplemental Indenture”), to the Indenture, dated as of March 6, 2012, (the “Base Indenture”), between the Company and the Trustee, relating to the Company’s issuance, offer and sale of $75,000,000 in aggregate principal amount of its 7.00% senior notes due 2019 (the “September 2019 Notes”). The sale of the September 2019 Notes generated net proceeds, before expenses, of approximately $72,750,000.

The September 2019 Notes will mature on September 30, 2019 and may be redeemed in whole or in part at the Company’s option at any time or from time to time on or after September 30, 2015, upon not less than 30 days nor more than 60 days written notice by mail prior to the date fixed for redemption thereof, at a redemption price of 100% of the outstanding principal amount thereof plus accrued and unpaid interest payments otherwise payable for the then-current quarterly interest period accrued to but not including the date fixed for redemption. The September 2019 Notes bear interest at a rate of 7.00% per year payable quarterly on March 30, June 30, September 30 and December 30 of each year, commencing on December 30, 2012.

The September 2019 Notes will be the Company’s direct unsecured obligations and will rank: (i) pari passu with the Company’s other outstanding and future senior unsecured indebtedness, including without limitation, the $75 million in aggregate principal amount of its 6.00% Convertible Senior Notes due 2016 (the “Convertible Senior Notes”) and the approximate $84.5 million in aggregate principal amount of its 7.00% Senior Notes due 2019 (the “April 2019 Notes”); (ii) senior to any of the Company’s future indebtedness that expressly provides it is subordinated to the September 2019 Notes; (iii) effectively subordinated to all of the Company’s existing and future secured indebtedness (including indebtedness that is initially unsecured to which the Company subsequently grant security), to the extent of the value of the assets securing such indebtedness, including without limitation, borrowings under the Company’s credit facilities; (iv) structurally subordinated to all existing and future indebtedness and other obligations of any of the Company’s subsidiaries, including without limitation, the indebtedness of Hercules Technology II, L.P. and Hercules Technology III, L.P. and borrowings under the Company’s revolving senior secured credit facility with Wells Fargo Capital Finance.

The Base Indenture, as supplemented by the First Supplemental Indenture, dated as of April 17, 2012 (the “First Supplemental Indenture”), and the Second Supplemental Indenture (collectively, the Base Indenture, the First Supplemental Indenture and the Second Supplemental Indenture, the “Indenture”), contains certain covenants including covenants requiring the Company to comply with (regardless of whether it is subject to) the asset coverage requirements set forth in Section 18(a)(1)(A) as modified by Section 61(a)(1) of the Investment Company Act of 1940, as amended, to comply with the restrictions on dividends, distributions and purchase of capital stock set forth in Section 18(a)(1)(B) as modified by Section 61(a)(1) of the Investment Company Act of 1940, as amended, and to provide financial information to the holders of the September 2019 Notes and the Trustee if the Company should no longer be subject to the reporting requirements under the Securities Exchange Act of 1934, as amended. These covenants are subject to important limitations and exceptions that are described in the Indenture. The Indenture provides for customary events of default and further provides that the Trustee or the holders of 25% in aggregate principal amount of the outstanding September 2019 Notes in a series may declare such September 2019 Notes immediately due and payable upon the occurrence of any event of default after expiration of any applicable grace period.

The September 2019 Notes were sold pursuant to an underwriting agreement, dated as of September 19, 2012 (the “Underwriting Agreement”), among the Company and Stifel, Nicolaus & Company, Incorporated, as representative of the several underwriters named in the Underwriting Agreement (the “Underwriters”). The Company has granted the Underwriters an option to purchase up to an additional $11,250,000 in aggregate principal amount of the September 2019 Notes to cover over-allotments, if any. The September 2019 Notes were offered and sold pursuant to the Company’s Registration Statement on Form N-2 (File No. 333–179431), the preliminary prospectus supplement filed with the Securities and Exchange Commission on September 18, 2012, and the prospectus supplement dated September 19, 2012, which contained the pricing terms and related information. The transaction closed on September 24, 2012.

The Company expects to invest the net proceeds from the offering of the September 2019 Notes to fund investments in debt and equity securities in accordance with its investment objective and for other general corporate purposes.

The foregoing descriptions of the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture and the September 2019 Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture and the September 2019 Notes, respectively, each filed as exhibits hereto and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above with respect to the September 2019 Notes is hereby incorporated by reference into this Item 2.03, insofar as it relates to the creation of a direct financial obligation.

Item 9.01.	Financial Statements and Exhibits.

Number	Exhibit

4.1	Indenture, dated as of March 6, 2012, between the Company and U.S. Bank National Association (Incorporated by reference to Exhibit (d)(7) of the Company’s Post-Effective Amendment No. 1 on Form N-2, File No. 333-179431, filed on April 17, 2012).

4.2	First Supplemental Indenture, dated as of April 17, 2012, between the Registrant and U.S. Bank, National Association (Incorporated by reference to Exhibit (d)(8) of the Company’s Post-Effective Amendment No. 1 on Form N-2, File No. 333-179431, filed on April 17, 2012).

4.3	Second Supplemental Indenture, dated September 24, 2012, between the Registrant and U.S. Bank, National Association (Incorporated by reference to Exhibit (d)(9) of the Company’s Post-Effective Amendment No. 5 on Form N-2, File No. 333-179431, filed on September 24, 2012).

4.4	Form of 7.00% Senior Notes due 2019, dated as of September 24, 2012, (September 2019 Note) (Incorporated by reference to Exhibit (d)(13) to the Company’s Post-Effective Amendment No. 5 on Form N-2, File No. 333-179431, filed on September 24, 2012).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

September 24, 2012

	By:	/s/ Jessica Baron
Jessica Baron
Chief Financial Officer